                             [BANK1ONE LETTERHEAD]


                                  CONFIRMATION
                            dated as of May 19, 2003

                                                 Bank One Deal # 46022/23

J.B. HUNT, LLC
611 West Bowen Boulevard
Fayetteville, AR 72703
Telephone: (479) 444-0700
Facsimile: (479) 444-7570

Ladies and Gentlemen:

         We are pleased to confirm the terms of the transaction described below between J. B. HUNT, LLC ("Counterparty") and BANK ONE, NA (CHICAGO) ("Bank One").

         The definitions and provisions contained in the 1996 ISDA Equity Definitions and the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. Inconsistencies between the definitions and this Confirmation shall be resolved in the following order: (1) this Confirmation, (2) 1996 ISDA Equity Definitions, and (3) 2000 ISDA Definitions.

         This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of January 14, 2002, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

A.       GENERAL TERMS

Type of Transaction:                                          Share Forward Transaction
Trade Date:                                                   May 6, 2003

Effective Date:                                               May 15, 2003

Calculation Agent:                                            Bank One

Seller:                                                       Counterparty

Buyer:                                                        Bank One

Shares:                                                       Voting common stock of the Issuer (Exchange Symbol:
                                                              JBHT)

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

Issuer:                                                       J. B. Hunt Transport Services, Inc.

Number of Shares:                                             28,882.9

Aggregate Number of Shares:                                   288,829

Forward Price:                                                Determined pursuant to Settlement Terms as provided
                                                              below.

Lower Price:                                                  $31.30

Upper Price:                                                  $48.43

Exchange:                                                     The Nasdaq Stock Market Inc.

Valuation:

         Valuation Time:                                      The close of trading on the Exchange on the Valuation Date.

         Valuation Date:                                      Each of the ten (10) consecutive Exchange Business
                                                              Days subsequent to May 15, 2008.

Settlement Terms:

         Cash Settlement:                                     Applicable, unless Counterparty elects Physical Settlement as provided below.

         Settlement Currency:                                 U.S. Dollars

         Settlement Price:                                    With respect to each Valuation Date, the price equal to the closing sale price of a Share on the Exchange on
                                                              the Valuation Date.  If no closing sale price is
                                                              reported, then the Calculation Agent shall
                                                              determine the market value, and may use, but not be
                                                              limited to, the average of the inside bid and asked
                                                              price per Share quoted by the Exchange at the
                                                              Valuation Time on the Valuation Date without regard
                                                              to extended trading hours.

         Settlement Date:                                     Three (3) Exchange Business Days after the relevant
                                                              Valuation Date.

         Cash Settlement Amount:                              An amount, as calculated by the Calculation Agent for each
                                                              Valuation Date, as follows:

                                                              (a) If the Settlement Price is less than the Lower Price, an amount equal to the product of the Number of Shares
                                                              multiplied by (Lower Price - Settlement Price);



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
                                                              (b) If the Settlement Price is greater than the Upper Price, an amount equal to the product of the Number of Shares
                                                              multiplied by (Settlement Price - Upper Price);

                                                              (c) If the Settlement Price is greater than the Lower Price but less than the Upper Price, then the Cash Settlement
                                                              Amount will be zero.

         Cash Settlement Amount Payer:                        If the Settlement Price is less than the Lower Price, then
                                                              Buyer will pay Seller the Cash Settlement Amount on the
                                                              Settlement Date. If the Settlement Price is greater than the
                                                              Upper Price, then Seller will pay Buyer the Cash Settlement
                                                              Amount on the Settlement Date.

         Physical Settlement:                                 If Counterparty gives Bank One written notice, at least ten
                                                              (10) Business Days prior to a Valuation Date of its election to have Physical Settlement apply, then in lieu of Cash
                                                              Settlement, on the Settlement Date Seller shall transfer a number of Shares equal to the Number of Shares to Buyer (or to Buyer's affiliate or third-party designee) and Buyer
                                                              shall pay an amount to Seller determined as follows:

                                                              (a) If the Settlement Price is less than the Lower Price, an amount equal to the product of the Number of Shares
                                                              multiplied by the Lower Price;

                                                              (b) If the Settlement Price is greater than the Upper Price, an amount equal to the product of the Number of Shares
                                                              multiplied by the Upper Price;

                                                              (c) If the Settlement Price is greater than the Lower Price but less than the Upper Price, an amount equal to the
                                                              product of the Number of Shares and the Settlement Price

                                                              To be eligible for Physical Settlement, the Shares must be free and clear of any Liens and be able to be sold or
                                                              delivered by Bank One free and clear of any Transfer
                                                              Restrictions. "Lien" means any lien, charge, claims,
                                                              security interest or encumbrance of any kind with respect to the Shares. "Transfer Restrictions" means any restriction on the sale or transfer of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Securities
                                                              Exchange Act of 1934, as amended (the "Exchange Act"), any applicable state securities laws or any contract binding on the Counterparty.



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
Share Adjustments:

         Method of Adjustment:                                Calculation Agent Adjustment

Extraordinary Dividend:                                       For the purpose of Section 9.1(e)(iii) of the Equity
                                                              Definitions, an "Extraordinary Dividend" means, as
                                                              determined by the Calculation Agent, (i) any cash dividend declared on the Shares at a time when the Issuer has not
                                                              previously declared or paid dividends on such Shares for the prior four quarterly periods; (ii) any cash dividend
                                                              declared on the Shares that is greater than the Expected
                                                              Dividend Amount; or (iii) any other "special" cash or
                                                              non-cash dividend on the Shares which is, by its terms or
                                                              declared intent, declared and paid outside the normal
                                                              operations or normal dividend procedures of the Issuer;
                                                              provided that, in all cases, the related ex-dividend date
                                                              occurs during the period from but excluding the Trade Date to and including the Valuation Date.

                                                              For purposes hereof, "Expected Dividend Amount" shall mean
                                                              $0, the cash dividend last paid by the Issuer immediately
                                                              preceding the Effective Date.

Price Adjustment:                                             In the event of an Extraordinary Dividend, the Lower Price and the Upper Price shall be decreased by an amount equal to the sum of the Excess Dividend Amount and the Interest Amount, as
                                                              determined by the Calculation Agent.

                                                              For purposes hereof, "Excess Dividend Amount" shall mean,
                                                              (a) in the case of the Extraordinary Dividend described in
                                                              (i) above, the amount of the cash dividend; (b) in the case of the Extraordinary Dividend described in (ii) above, the amount by which the relevant cash dividend exceeds the
                                                              Expected Dividend Amount; and (c) in the case of the
                                                              Extraordinary Dividend described in (iii) above, the amount of the "special" cash dividend, in each case expressed on a per Share basis.

                                                              "Interest Amount" shall mean (1) the product of (a) the
                                                              Excess Dividend Amount, (b) the Aggregate Number of Shares,
                                                              (c) the prevailing LIBOR rate (or such swap rate as provided by the Calculation Agent) with a designated maturity that
                                                              most closely approximates the number of days from and
                                                              including the relevant ex-dividend date to but excluding the
                                                              Valuation Date and (d) the number of



                                        4

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
                                                              days elapsed from and including such relevant ex-dividend
                                                              date to and including the Valuation Date divided by 360
                                                              divided by (2) the Aggregate Number of Shares.

Extraordinary Events:

         Consequences of Merger Events:

         (a)  Share-for-Share:                                Calculation Agent Adjustment
         (b)  Share-for-Other:                                Merger Event Termination (as defined below)
         (c)  Share-for-Cash:                                 Means a Share-for-Other Merger Event in which the Other
                                                              Consideration consists solely of cash. The Consequence of
                                                              such Merger Event shall be Merger Event Termination (as
                                                              defined below)

         (d)  Share-for-Combined:                             Merger Event Termination (as defined below)

        Merger Event Termination:                             For purposes of the relevant consequences of Merger Event
                                                              for which Merger Event Termination applies, effective as of the Merger Date, the Transaction shall be terminated and, in such connection, Bank One shall determine the Early
                                                              Termination Amount.

Composition of Combined Consideration:                        Not Applicable.

Nationalization, Insolvency or Delisting:                     Extraordinary Event Termination (as defined below). For
                                                              purposes hereof, "Delisting" means the Exchange announces
                                                              that pursuant to the rules of such Exchange, the Shares
                                                              cease (or will cease) to be listed, traded or publicly
                                                              quoted on the Exchange for any reason (other than a Merger
                                                              Event) and are not immediately re-listed, re-traded or
                                                              re-quoted on a exchange or quotation system located in the
                                                              United States.


Extraordinary Event Termination:                              For purposes of Nationalization, Insolvency or Delisting,
                                                              effective as of the date designated by the Calculation Agent
                                                              (the "Event Date"), the Transaction shall be terminated and, in such connection, Bank One shall determine the Early
                                                              Termination Amount.

B.       ADDITIONAL TERMS

TERMINATION EVENT:

         The occurrence of a Hedging Disruption Event shall constitute, at the sole discretion of Bank One, (i) an Additional Termination Event with respect to this Transaction solely and the amount payable



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

         by either party will be determined by Bank One using the valuation methods provided for in Early Termination Amount below, in which case Bank One shall give written notice to Counterparty indicating the effective date of termination ("Event Date") and final settlement thereof, or (ii) a Potential Adjustment Event.

         "Hedging Disruption Event" shall mean any inability of Bank One (acting in good faith and in a commercially reasonable manner, taking into account hedging transactions reasonably available to Bank One at the time) or any material increase (as defined below) in costs to Bank One due to market conditions, illiquidity, illegality (including with respect to the hedge for this Transaction), lack of availability of market participants, the occurrence of a Potential Adjustment Event or otherwise, to establish, re-establish, unwind or maintain any hedging transaction necessary or desirable in the normal course of Bank One's business of hedging the price and market risk of entering into and performing under this Transaction. "Material increase" as used herein shall mean any increase in costs to Bank One determined to be material by Bank One in its commercially reasonable judgment, taking into account hedging transactions reasonably available to Bank One at the time.

         Early Termination Amount: Bank One shall determine termination amounts, in good faith and in a commercially reasonable manner, employing (among other considerations) the following factors: (A) the average of the Transaction option volatility (using Bank One's Black-Scholes-derived option pricing model) for a sixty (60) day historical period (i.e., "60-day trailing volatility") immediately preceding, and ending on, the Event Date (or Announcement Date, in the case of the relevant Merger Event); and (B) the then prevailing market pricing (or the Calculation Agent's good faith determination of pricing) of the relevant Shares as of the Event Date (or Merger Date, in the case of the relevant Merger Event).

OPTIONAL TERMINATION:

         Provided that an Early Termination Date has not occurred or been designated under Section 6(e) of this Agreement on or before the date of Counterparty's request, Bank One will stand ready to provide, upon reasonable request from Counterparty, a live quotation (which, depending on market conditions as they exist at that time, will represent an amount payable from Counterparty to Bank One or an amount payable from Bank One to Counterparty, in either case the "Buy-Out Amount") at which Bank One would be willing to terminate each party's remaining rights and obligations in respect of this Transaction. If Counterparty accepts the Buy-Out Amount quoted by Bank One, then this Transaction shall terminate on a mutually agreed upon date or dates (the "Revised Termination Date"), and the Buy-Out Amount shall be payable by the applicable party on the second Business Day following the Revised Termination Date, or such other date as mutually agreed upon by the parties. If Counterparty does not accept the Buy-Out Amount, then this Transaction will be valued on the Revised Termination Date in accordance with Section 6(e)(ii) with Counterparty as the sole Affected Party and Loss being applicable (such value being the "Settlement Amount"), and Bank One shall provide to Counterparty a statement showing, in reasonable detail, the calculation it performed in determining the Settlement Amount. The Settlement Amount shall be payable by the applicable party on the second Business Day following the Revised Termination Date, or such other date as mutually agreed upon by the parties. Upon the occurrence or effective designation of a Revised Termination Date in respect of this Transaction, no further payments or deliveries under Sections 2(a)(i) or 2(e) in respect of this Transaction will be required to be made, except for the obligation to pay the Buy-Out Amount or



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

         Settlement Amount, as applicable, and any overdue interest on the foregoing, and any such termination shall be without prejudice to the other provisions of the Agreement.


C.       ADDITIONAL REPRESENTATIONS

         In addition to the representations made in Section 3 of the Agreement, each party hereby represents and warrants to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) as follows:

         (i) It qualifies as an "eligible contract participant" under the Commodity Exchange Act;

         (ii) It is an "accredited investor" as such term is defined in Regulation D (Rule 501(a)) under the Securities Act;

         (iii) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this Agreement, other than the representations expressly set forth in this Agreement, each Credit Support Document and in any Confirmation;

         (iv) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own decision to enter into this Transaction based upon its own judgment;

         (v) It has a full understanding of all the terms, conditions and risks (economic and otherwise) of this Agreement, each Credit Support Document and each Transaction, and is capable of assuming and willing to assume (financially and otherwise) such risks;

         (vi) It is entering into this Agreement, each Credit Support Document and each Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation; and

         (vii) It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

         Additional Representations of Counterparty:

         Counterparty hereby further represents and warrants to Bank One and otherwise agrees as follows:

         (i) Counterparty understands that the option purchased by it hereunder has not been registered with the U.S. Securities and Exchange Commission or any securities commission of any other country, and may not be transferred except in compliance with such laws; and

         (ii) Counterparty acknowledges that neither Bank One nor anyone acting on Bank One's behalf has offered the option purchased by it hereunder by means of general solicitation or advertising and neither Counterparty nor anyone acting on Counterparty's behalf has taken or will take any action which would subject the sale of the options described herein to registration under, or which would otherwise violate, the Securities Act and the rules and regulations promulgated thereunder or the securities laws of any applicable jurisdiction;

Bank Accounts:

         Payments to Counterparty:               Please Advise



         Payments to Bank One:                   Bank One, NA, ABA #071000013
                                                 Account 4811-90180000
                                                 Attention:  Equity Derivatives

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation and returning it via facsimile to:

                          Equity Derivatives Operations
                          Confirmation Unit
                          Jennifer Reimer
                          312-732-8714 (Facsimile)
                          312-732-4952 (Telephone)

         It has been a pleasure working on this transaction with you and we look forward to completing similar transactions with you in the near future.

                                            Yours Sincerely,

                                            BANK ONE, NA (CHICAGO)


                                            By:
                                               ---------------------------------
                                            Name: Paula E Byrnes
                                            Title: Vice President


                                            By:
                                               ---------------------------------
                                            Name: Sudheer Tegulapalle
                                            Title: Director


                                            By:
                                               ---------------------------------
                                            Name: Michael O'Connell
                                            Title: Managing Director

Confirmed as of the date first written above:

J.B. HUNT, LLC

By:
   -----------------------------------------
Name:
Title:

Bank One Deal # 46022/23



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